EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix-Engemann Funds
File Number: 811-4506
Registrant CIK Number: 0000784880

Exhibit 77Q3-2


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-Series 1-
Class A $0, Class B $0, Class C $0.

73A1/73A2-Series 1-
Class A $0, Class B $0, Class C $0.

74U1/74U2- Series 1
Class A 12804, Class B 1306, Class C 1153

74V1/74V2- Series 1
Class A $12.86, Class B $11.51, Class C $11.51


72DD1/72DD2-Series 2-
Class A $0; Class B $0; Class C $0

73A1/73A2-Series 2-
Class A $0; Class B $0; Class C $0

74U1/74U2-Series 2-
Class A 2331; Class B 632; Class C 341

74V1/74V2-Series 2-
Class A $24.94; Class B $24.40; Class C $24.47


72DD1/72DD2-Series 5-
Class A $0, Class B $0, Class C $0.

73A1/73A2-Series 5-
Class A $0, Class B $0, Class C $0.

74U1/74U2-Series 5-
Class A 5401; Class B 1310; Class C 835

74V1/74V2-Series 5-
Class A $14.98; Class B $13.62; Class C $13.62

72DD1/72DD2-Series 7-
Class A $0, Class B $0, Class C $0.

73A1/73A2-Series 7-
Class A $0, Class B $0, Class C $0.

74U1/74U2-Series 7-
Class 7431; Class B 3547; Class C 1521

74V1/74V2-Series 7-
Class A $22.26; Class B $21.13; Class C $21.12